Exhibit 99.1

S&P Global Announces Agreement to Sell Leveraged Commentary and Data to Morningstar

NEW YORK, April 4, 2022 /PRNewswire/ — S&P Global (NYSE: SPGI) today announced it has entered into an agreement to sell its Leveraged Commentary and Data (LCD) business and its related family of leveraged loan indices to Morningstar Inc.

Morningstar has agreed to purchase LCD for $650 million in cash, comprised of $600 million paid at closing, subject to adjustment, and a contingent payment of up to $50m of which is payable six months following the closing upon the achievement of certain conditions related to the transition of LCD customer relationships. The transaction is subject to customary closing conditions, including antitrust approvals. LCD is a leading research group that provides highly differentiated and proprietary research on the U.S. and European leveraged loan, high-yield bond, collateralized loan obligation (CLO) and mid-market/direct lending markets.

“Leveraged Commentary and Data has been a market-leading and trusted brand in the global markets for over two decades. We are pleased that the people that built LCD will continue to contribute to the markets under new ownership,” said Douglas L. Peterson, President and Chief Executive Officer of S&P Global.

S&P Global pledged to divest the LCD business as a condition of regulatory approval from the European Commission on its merger with IHS Markit. S&P Global and IHS Markit completed their merger on February 28, 2022.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through ESG and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world’s leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world’s leading organizations plan for tomorrow, today.

Contacts:

Investor Relations:

S&P Global

Mark Grant

Tel: + 1 347 640 1521

mark.grant@spglobal.com

Media:

Ola Fadahunsi

Tel: +1 332 210 9935

ola.fadahunsi@spglobal.com

Christopher Krantz

Tel: +44 (0) 20 7176 0060

christopher.krantz@spglobal.com

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which S&P Global Inc. (“S&P Global”) operates and beliefs of and assumptions made by S&P Global management, involve uncertainties that could significantly affect the financial or operating results of S&P Global, including those of IHS Markit with which it has completed a merger. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. In particular, the sale transaction described is subject to certain risks and uncertainties, including the ability to obtain all required regulatory approvals, as well as risks relating to any unforeseen liabilities, losses, and declines in economic performance..

These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on S&P Global’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, S&P Global disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.